UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Cboe Global Markets, Inc.
(Name of Registrant as Specified In Its Charter)

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News Release For Immediate Release, Page 1 of 1

Cboe Global Markets to Host 2020 Virtual Annual Meeting of Stockholders

CHICAGO – April 23, 2020 – As previously announced, Cboe Global Markets, Inc. (Cboe: CBOE), one of the world’s largest exchange holding companies, will host the company’s 2020 Annual Meeting of Stockholders (Annual Meeting) as a completely virtual meeting. Amidst the coronavirus (COVID-19) outbreak, we are mindful of our responsibility to do all that we reasonably can to safeguard against the virus. As a precaution and in order to support the health and well-being of our partners and stockholders, this year’s Annual Meeting will be a completely virtual meeting and there will be no physical meeting location.

Stockholders of record as of March 19, 2020, will be able to attend the Annual Meeting, vote their shares and submit questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/CBOE2020 and entering the 16-digit control number included in their proxy materials or on their proxy card. The live audio webcast of the Annual Meeting will also be available for listening to the general public.

For more information about accessing and participating in the virtual annual meeting of stockholders, please visit ir.cboe.com/annual-proxy.

About Cboe Global Markets, Inc.

Cboe Global Markets (Cboe: CBOE) is one of the world’s largest exchange holding companies, offering cutting-edge trading and investment solutions to investors around the world. The company is committed to defining markets to benefit its participants and drive the global marketplace forward through product innovation, leading edge technology and seamless trading solutions.

The company offers trading across a diverse range of products in multiple asset classes and geographies, including options, futures, U.S. and European equities, exchange-traded products (ETPs), global foreign exchange (FX) and volatility products based on the Cboe Volatility Index (VIX Index), recognized as the world’s premier gauge of U.S. equity market volatility.

Cboe’s subsidiaries include the largest options exchange and the third largest stock exchange operator in the U.S. In addition, the company operates one of the largest stock exchanges by value traded in Europe and is a leading market globally for ETP listings and trading.

The company is headquartered in Chicago with a network of domestic and global offices across the Americas, Europe and Asia, including main hubs in New York, London, Kansas City and Amsterdam. For more information, visit www.cboe.com.

Media Contacts		Analyst Contact
Angela Tu	Stacie Fleming	Debbie Koopman
+1-646-856-8734	+44-20-7012-8950	+1-312-786-7136
atu@cboe.com	sfleming@cboe.com	dkoopman@cboe.com

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Cboe®, VIX® and Cboe Volatility Index® are registered trademarks and Cboe Global MarketsSM is a service mark of Cboe Exchange, Inc.

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